Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Cidara Therapeutics, Inc. is filed on behalf of each of the undersigned.

Date: August 11, 2021

INTERWEST PARTNERS X, L.P.

By:	InterWest Management Partners X, LLC
Its:	General Partner

By:	/s/ Karen A. Wilson
KAREN A. WILSON
Attorney-in-Fact

INTERWEST MANAGEMENT PARTNERS X, LLC

By:	/s/ Karen A. Wilson
KAREN A. WILSON
Attorney-in-Fact

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Gilbert H. Kliman

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Khaled A. Nasr

/s/ Karen A. Wilson
Karen A. Wilson, Attorney-in-Fact for Keval Desai

11.